EXHIBIT 10.4

                   SUPPLEMENT TO TAX ALLOCATION AGREEMENT


         This Supplement to Tax Allocation Agreement (the "Agreement") is entered into as of September 29, 2001 by and among Mrs. Fields' Holding Company, Inc., a Delaware corporation ("MFH"), all "MFH Subsidiaries" (as defined below), TCBY Holding Company, Inc., a Delaware corporation ("TCBY"), all "TCBY Subsidiaries" (as defined below), and Mrs. Fields Famous Brands, Inc., a Delaware corporation ("Parent").

                                  Recitals

         MFH and the MFH Subsidiaries were, prior to the effective time of the "Combination" (as defined below), includible corporations in an affiliated group of corporations of which MFH was the common parent, all within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

         TCBY and the TCBY Subsidiaries (except for TCBY Systems, LLC, which is treated as a disregarded entity for U.S. Federal income tax purposes and Americana Foods Limited Partnership, which is treated as a partnership for U.S. Federal income tax purposes) were, prior to the effective time of the Combination, includible corporations in an affiliated group of corporations of which TCBY was the common parent (the "TCBY Group"), all within the meaning of Section 1504 of Code.

         Upon consummation of the Combination, MFH and TCBY each became wholly-owned subsidiaries of Parent in a series of transactions (the "Combination") treated for United States Federal income tax purposes as a "reverse acquisition" within the meaning of Treasury Regulation ss.1.1502-75(d)(3), such that the following were deemed to occur: (i) the affiliated group of which MFH was the common parent continued in existence, with Parent joining such affiliated group and replacing MFH as the common parent of such affiliated group (the "Group"); (ii) the TCBY Group ceased to exist; and (iii) TCBY and the TCBY Subsidiaries became members of the Group.

         Parent (i) will file consolidated Federal income tax returns on behalf of itself and the other members of the Group and (ii) will file unitary, combined, consolidated or similar state, local and foreign income tax returns on behalf of itself and the other relevant members of the Group in all jurisdictions where advisable.

         Parent, MFH, the MFH Subsidiaries, TCBY, the TCBY Subsidiaries and any other members admitted in the future to the Group will continue to be governed by the Amended and Restated Tax Allocation Agreement (the "Tax Allocation Agreement') dated as of September 27, 2001, by and among MFH, the MFH Subsidiaries, TCBY, the TCBY Subsidiaries and Parent, as supplemented and modified by this Agreement. In particular, the parties hereto wish to provide for the equitable compensation of MFH for the expected utilization of all or a part of the net operating loss and capital loss attributes of the Group by TCBY and the TCBY Subsidiaries, and to provide for reduced payments by TCBY and the TCBY Subsidiaries to Parent in the manner provided herein.

                                 Agreements

         Accordingly, the parties agree as follows:

         1. Definitions. Capitalized terms not otherwise defined shall have the meaning given them in the Tax Allocation Agreement. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) "Adjusted TCBY Subgroup Separate Tax" means the TCBY Subgroup Separate Tax, computed after taking into account MFH Attributes utilized, in effect, against the taxable income, if any, of the TCBY Subgroup by Parent to reduce the consolidated federal income tax.

               (b) "MFH Attributes" means the net operating loss carryforwards, capital loss carryforwards and any other similar attributes of the Group on the date prior to the effective date of the Combination and any operating losses and capital losses incurred by the MFH Subgroup on or after the effective date of the Combination.

               (c) "MFH Subgroup" means MFH and the MFH Subsidiaries.

               (d) "MFH Subgroup Separate Tax" means the Subsidiary Separate Tax computed with regard to the MFH Subgroup pursuant to Paragraph 1(d)(A) of the Tax Allocation Agreement.

               (e) "MFH Subsidiaries" means (i) for Federal income tax purposes, all corporations that would be entitled or required to join with MFH in filing a consolidated Federal income tax return, determined as if MFH were the common parent of an affiliated group of corporations under
Section 1504(a)(4) of the Code and (ii) for unitary, combined, consolidated or similar state, local or foreign income tax purposes, all corporations that would be entitled or required to join with MFH in filing a unitary, combined, consolidated or similar state, local or foreign income tax return, determined as if MFH were the deemed common parent for such relevant tax purpose.

               (f) "MFOC" means Mrs. Fields' Original Cookies, Inc., a Delaware corporation.

               (g) "Spread" has the meaning given to it in Paragraph 3 of this Agreement.

               (h) "TCBY Subgroup" means TCBY and the TCBY Subsidiaries.

               (i) "TCBY Subgroup Separate Tax" means the Subsidiary Separate Tax computed with regard to the TCBY Subgroup pursuant to Paragraph 1(d)(A) of the Tax Allocation Agreement. Any net operating loss or capital loss arising from the operations or disposition of Americana Foods General Partner, Inc., FSL, Inc. or Americana Foods Limited Partnership will be deemed to be an attribute of the TCBY Subgroup for all purposes of this Agreement.

               (j) "TCBY Subsidiary" means (i) for Federal income tax purposes, all corporations (and TCBY Systems, LLC and Americana Foods Limited Partnership) that would be entitled or required to join with TCBY in filing a consolidated Federal income tax return, determined as if TCBY were the common parent of an affiliated group of corporations under Section 1504(a)(4) of the Code and (ii) for unitary, combined, consolidated or similar state, local or foreign income tax pur poses, all corporations that would be entitled or required to join with TCBY in filing a unitary, combined, consolidated or similar state, local or foreign income tax return, determined as if TCBY were the deemed common parent for such relevant tax purpose.

         2. Designation of TCBY Subgroup. For purposes of the Tax Allocation Agreement, the TCBY Subgroup shall constitute a subgroup under Paragraph 1(d)(A) of the Tax Allocation Agreement. For purposes of the Tax Allocation Agreement, each of the Subsidiary Separate Tax of the TCBY Subgroup and the estimated tax payments of the TCBY Subgroup shall be based on the Adjusted TCBY Subgroup Separate Tax. Any obligation of the TCBY Subgroup shall be a joint and several obligation of each member of the TCBY Subgroup.

         3. Utilization by the TCBY Subgroup of MFH Attributes.

               (a) Compensation for any utilization of MFH Attributes by the TCBY Subgroup shall be made in accordance with this Paragraph 3.

               (b) On or before any date on which the Group is obligated to make any income tax payment with respect to which taxable income of the TCBY Subgroup is being offset by MFH Attributes, TCBY Systems, LLC shall make payments to MFOC and MFH (allocated as MFOC and MFH shall direct) aggregat ing the sum of (A) 25% of the "Spread" (as defined below) attributable to such utilization plus (B) the amount described in clause
(y) below. The "Spread" attribut able to any utilization of MFH Attributes by the TCBY Subgroup shall be the excess of (x) the deemed value to the TCBY Subgroup of such utilization calculated as 37% (which represents the combined federal income tax rate and tax-effected state income tax rate) of the aggregate amount of the MFH Attributes so utilized over (y) the present value to MFOC and MFH of the MFH Attributes so utilized calculated using an assumed tax rate of 37% (which represents the combined federal income tax rate and tax-effected state income tax rate) and a 17.9% discount rate over the period from the date of tax payment to the assumed date on which such MFH Attributes would otherwise have been utilized by the MFH Subgroup. For such purposes, the assumed date on which MFH Attributes would otherwise have been utilized by MFOC or MFH will be established by assuming that the first $6.2 million of MFH Attributes utilized by the TCBY Subgroup under this provision would otherwise have been utilized by MFOC or MFH in calendar year 2006, the next $8.8 million of MFH Attributes utilized by the TCBY Subgroup under this provision would other wise have been utilized by MFOC or MFH in calendar year 2005 and any remaining MFH Attributes utilized by the TCBY Subgroup under this provision would other wise have been utilized by MFOC or MFH in calendar year 2004, with income within any particular Taxable Period deemed to accrue equally in the four quarters of the period.

               (c) The parties agree that taxable income of the TCBY Subgroup shall be sheltered by MFH Attributes under this Paragraph 3 for so long, but only for so long, as any remaining MFH Attributes would not be needed to offset taxable income of the Group other than the TCBY Subgroup. TCBY's right to utilize any MFH Attributes under this Paragraph 3 shall be strictly conditioned on the actual receipt by MFOC and MFH of the specified payments not later than the date of the filing of the related tax return. The parties agree that Parent will provide a written notice to TCBY Systems, LLC setting forth the amount and method of calculation of the required payment at least two business days in advance of the date of the filing of the related tax return. TCBY's payment obligations in such regard are not subordinated to any other obligations of any member of the TCBY Subgroup.

               (d) For purposes of determining its Subsidiary Separate Tax under Paragraph 1(d) of the Tax Allocation Agreement, no member of the MFH Subgroup may take into account any of the MFH Attributes to the extent such MFH Attributes have been utilized by the TCBY Subgroup and have resulted in payment to MFH or MFOC under this Paragraph 3 of this Agreement.

               (e) If (x) there is a redetermination of tax liability pursuant to Paragraph 6(b) of the Tax Allocation Agreement and (y) such redetermination results from a disallowance or limitation of MFH Attributes that have been utilized and paid for (under Paragraph 3(b)) by the TCBY Subgroup and (z) such MFH Attributes do not exist (or are limited) by reason of a disallowance of losses or deductions claimed by the MFH Subgroup (or Section 382 of the Code or the Treasury Regulations under
Section 1502 of the Code), then any amount payable by the TCBY Subgroup pursuant to Paragraph 6(b) of the Tax Allocation Agreement as a result of such redetermination shall be reduced by any amount actually paid by the TCBY Subgroup pursuant to Paragraph 3(b) for such purported MFH Attributes (and any interest provided for in applicable provisions of the Code attributable to such amount actually paid by the TCBY Subgroup pursuant to Paragraph 3(b)).

               (f) If a "Section 382 Tax Event" or an "Other Tax Event" (each as defined below) occurs during any Taxable Period ending after August 31, 2001 through and including the Taxable Period of the Group ending on the Saturday closest to December 31, 2006 (such Taxable Periods, the "Relevant Taxable Periods"), and at the time that such Section 382 Tax Event or Other Tax Event occurs less than $35,000,000 in MFH Attributes shall have been utilized during the Relevant Taxable Periods by Parent and its subsidiaries, then Parent shall pay to TCBY Systems, LLC the following amount:

               (i) in the event that a Section 382 Tax Event occurs, the product of (A) the amount of the Covered Mrs. Fields Merger Expenses times (B) the Mrs. Fields Attributes Utilization Ratio; or

               (ii) in the event that an Other Tax Event occurs, the excess, if any, of (a) the amount of the Covered Mrs. Fields Merger Expenses over (b) the aggregate amount, over all of the Relevant Taxable Periods, of 75% of the Spread.

"Covered Mrs. Fields Merger Expenses" shall mean that portion of the "Mrs. Fields Merger Expenses" (as defined in the Amended and Restated Credit Agreement dated as of August 31, 2001 among TCBY, TCBY Enterprises, Inc., TCBY Systems, LLC, and the lenders party thereto and Wells Fargo Bank, National Association, as agent) that are actually paid by any member of the TCBY Subgroup.

"Mrs. Fields Attributes Utilization Ratio" shall mean (i) 1.0 minus (ii)
(A) the amount of the aggregate MFH Attributes utilized during the Relevant Taxable Periods by Parent and its subsidiaries divided by (B) $35,000,000.

"Other Tax Event" shall mean any event or determination, other than a
Section 382 Tax Event, the effect of which is to reduce below $35,000,000 the aggregate amount of MFH Attributes that have either been utilized during the Relevant Taxable Periods by Parent and its subsidiaries on or prior to the occurrence of such Other Tax Event or remain eligible to be utilized during the Relevant Taxable Periods by Parent and its subsidiaries.

"Section 382 Tax Event" shall mean (i) any limitation on the use of MFH Attributes under Section 382 of the Code or the Treasury Regulations under
Section 1502 of the Code (including a disposition of the stock or assets of Parent, MFH, or any direct or indirect subsidiaries of MFH), (ii) any failure of the MFH Attributes at the date of the Combination to have been at least $35 million and (iii) a termination of this Supplement.

         4. Reciprocity. The underlying principles of this Agreement shall apply in the same general manner with respect to any tax benefit of the TCBY Subgroup utilized by the MFH Subgroup.

                  5. State, Local and Foreign Taxes. The underlying principles of this Agreement shall apply with respect to Federal income taxes and may, in the reason able discretion of the Parent, apply in the same general way with respect to unitary, combined, consolidated or similar state, local and foreign income taxes, except that Paragraph 3 as written already governs payments in respect of state and local income taxes.

         6. Interpretations and Determinations. The application of this Agreement and any dispute or ambiguity concerning the subject matter of this Agreement shall be determined by Parent in its good faith discretion in a manner consistent with the underlying principles of and procedures for allocation under this Agreement. Such determination by Parent shall be final and binding upon MFH, the MFH Subsidiaries, TCBY and the TCBY Subsidiaries. Parent may from time to time establish any other special rules that Parent in good faith deems necessary or appropriate to carry out the purposes of this Agreement.

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                  MRS. FIELDS FAMOUS BRANDS, INC.


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  MRS. FIELDS' HOLDING COMPANY, INC.


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  TCBY HOLDING COMPANY, INC.


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  SUBSIDIARIES:

                                  MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                  SUNSHINE PRETZEL TIME, INC., PEACHTREE
                                  PRETZEL TIME, INC., CMBC, INC., THE MRS.
                                  FIELDS' BRAND, INC., MRS. FIELDS COOKIES
                                  AUSTRALIA, H&M OF CANADA, GREAT
                                  AMERICAN COOKIE COMPANY, INC.,
                                  LV-H&M, PRETZELMAKER, INC., FAIRFIELD
                                  FOODS, INC., AIRPORT COOKIES, INC.,
                                  PRETZEL TIME, INC.


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  TCBY ENTERPRISES, INC., TCBY INTERNATIONAL,
                                  INC., CMI PROPERTY HOLDINGS,
                                  INC., JUICE WORKS DEVELOPMENT, INC.,
                                  RIVERPORT EQUIPMENT AND DISTRIBUTION
                                  COMPANY, TCBY OF KUWAIT, TCBY
                                  INTERNATIONAL FOREIGN SALES CORPO
                                  RATION, TCBY OF ARUBA, INC., TCBY OF
                                  AUSTRALIA, INC., TCBY OF BOLIVIA, INC.,
                                  TCBY OF COLUMBIA, INC., TCBY OF IRELAND,
                                  INC., TCBY OF ISRAEL, INC., TCBY OF
                                  JORDAN, INC., TCBY OF MEXICO, INC., TCBY
                                  OF THE NETHERLANDS, INC., TCBY OF THE
                                  PHILIPPINES, INC., TCBY OF PORTUGAL,
                                  INC., TCBY OF QATAR, INC., TCBY OF SAUDI
                                  ARABIA, INC., TCBY OF SOUTH AFRICA,
                                  INC., TCBY OF TEXAS, INC., TCBY OF TURKEY,
                                  INC., TCBY UNITED KINGDOM, INC.,
                                  AMERICANA FOODS GENERAL PARTNER,
                                  INC., FSL, INC.


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  TCBY SYSTEMS, LLC


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  AMERICANA FOODS LIMITED PARTNERSHIP
                                  By: Americana Foods General Partner, Inc.
                                  Its: General Partner


                                  By:  /S/ MICHAEL WARD
                                     -----------------------------------------
                                  Name:   Michael Ward
                                  Title:  Sr. V.P., General Counsel


                                  All those other Subsidiaries appearing
                                  on Schedule A to the Tax Allocation
                                  Agreement, as such Schedule may be
                                  amended from time to time.